Exhibit 107

Calculation of Filing Fee Table

Form F-3

(Form Type)

ads-tec Energy PLC

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares	457(o)		(2)		(2)		(2)
	Equity	Preferred Shares	457(o)		(2)		(2)		(2)
	Equity	Warrants	457(o)		(2)		(2)		(2)
	Debt	Debt Securities	457(n)		(2)		(2)		(2)
	Other	Guarantees of Debt Securities			(2)		(2)(5)		(2)
	Other	Rights	457(o)		(2)		(2)		(2)
	Other	Purchase Contracts	457(o)		(2)		(2)		(2)
	Other	Units	457(o)		(2)		(2)		(2)
	Unallocated (Universal) Shelf	-	457(o)		(2)		(2)	$250,000,000		0.00015310	$38,275
	Secondary Offering
	Equity	Ordinary Shares	457(c)	10,516,670	(3)	$14.43	(4)	$151,755,549		0.00015310	$23,234
Carry Forward Securities
Carry Forward Securities	-	-	-	-				-				-	-	-	-
	Total Offering Amounts							$401,755,549			$61,509
	Total Fees Previously Paid										$--
	Total Fee Offsets										--
	Net Fee Due										$61,509

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Omitted pursuant to General Instruction II.C of Form F-3 and Rule 457(o) promulgated under the Securities Act. The proposed amount to be registered, maximum offering price per unit and maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder. There are being registered hereunder such indeterminate number of ordinary shares, such indeterminate number of preferred shares, such indeterminate principal amount of debt securities, such indeterminate number of warrants, rights and purchase contracts to purchase ordinary shares, preferred shares or debt securities, and such indeterminate number of units, as shall have an aggregate initial offering price not to exceed $250,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $250,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered also include such indeterminate number of ordinary shares and preferred shares as may be issued upon conversion or exchange of convertible or exchangeable securities being registered hereunder or pursuant to the anti-dilution provisions of any such securities.

(3)	Represents up to 10,516,670 Ordinary Shares, which consists of up to (i) 1,716,667 Ordinary Shares issuable upon exercise of the warrants to purchase Ordinary Shares at an exercise price of $3.00 per share pursuant to those warrants dated May 5, 2023, (ii) 4,000,001 Ordinary Shares issuable upon exercise of the warrants to purchase Ordinary Shares at an exercise price of $6.20 per share pursuant to those warrants dated August 18, 2023, and (iii) 4,800,002 Ordinary Shares issuable upon exercise of the warrants to purchase Ordinary Shares at an exercise price of $6.20 per share pursuant to those warrants dated August 26, 2024.

(4)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Ordinary Shares on the Nasdaq Stock Market LLC on February 7, 2025 ($14.43 per share), in accordance with Rule 457(c) of the Securities Act.

(5)	No separate consideration will be received for any guarantee of debt securities. Accordingly, pursuant to Rule 457(n) of the Securities Act of 1933, as amended, no separate filing fee is required.